                                                                   Exhibit 10.21


                                    PAR VALUE

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               NOVARTIS PHARMA AG

                                       AND

                          IDENIX PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. Purchase and Sale of Stock............................................     1

   1.1  Sale and Issuance of the Shares..................................     1
   1.2  Closing..........................................................     1
   1.3  Delivery.........................................................     1
   1.4  Further Assurances...............................................     2

2. Representations and Warranties of the Company.........................     2

   2.1  Organization; Good Standing; Qualification.......................     2
   2.2  Authorization....................................................     2
   2.3  Valid Issuance of the Shares.....................................     2
   2.4  Governmental Consents............................................     2
   2.5  Offering.........................................................     3
   2.6  Environmental and Safety Laws....................................     3
   2.7  Investment Company Act...........................................     4
   2.8  Registration Statement...........................................     4
   2.9  Standstill Agreement.............................................     4

3. Representations and Warranties of the Investor........................     4

   3.1  Authorization....................................................     4
   3.2  Purchase Entirely for Own Account................................     4
   3.3  Receipt of Information...........................................     5
   3.4  Investment Experience............................................     5
   3.5  Accredited Investor..............................................     5
   3.6  Restricted Securities............................................     5
   3.7  Legends..........................................................     5

4. Conditions of the Investor's Obligations at Closing...................     5

   4.1  Representations and Warranties...................................     5
   4.2  Performance......................................................     5
   4.3  Qualifications...................................................     6
   4.4  Consummation of the IPO..........................................     6
   4.5  Capital Stock....................................................     6
   4.6  Amended and Restated Stockholders' Agreement.....................     6
   4.7  Material Adverse Effect..........................................     6
   4.8  Legal Opinion....................................................     6
   4.9  Absence of Litigation............................................     6

5. Conditions of the Company's Obligations at Closing....................     6

   5.1  Representations and Warranties...................................     6
   5.2  Qualifications...................................................     6
   5.3  Performance......................................................     7
   5.4  Absence of Litigation............................................     7

6. Miscellaneous.........................................................     7

   6.1  Entire Agreement.................................................     7


                                        i

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
   6.2  Survival of Warranties...........................................     7
   6.3  Successors and Assigns...........................................     7
   6.4  Governing Law....................................................     7
   6.5  Counterparts.....................................................     7
   6.6  Titles and Subtitles.............................................     7
   6.7  Notices..........................................................     7
   6.8  Finder's Fees....................................................     8
   6.9  Expenses.........................................................     9
   6.10 Attorneys' Fees..................................................     9
   6.11 Amendments and Waivers...........................................     9
   6.12 Severability.....................................................     9
   6.13 Indemnification..................................................     9
   6.14 Remedies.........................................................     9

EXHIBIT

Exhibit A Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

                                    PAR VALUE
                            STOCK PURCHASE AGREEMENT

     THIS PAR VALUE STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 21st day of July, 2004, by and among IDENIX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and NOVARTIS PHARMA AG (the "Investor").

                                    RECITALS

     WHEREAS, the Company and the Investor, among other parties, are parties to that certain Stockholders' Agreement, dated as of May 8, 2003, (the "Stockholders' Agreement");

     WHEREAS, the Company is undertaking an initial public offering (the "IPO") of 4,600,000 shares of its Common Stock, par value $0.001 per share (the "Common Stock");

     WHEREAS, the Investor desires to waive its rights under Section 4.6(a)(ii) of the Stockholders' Agreement providing for the right to purchase from the Company at a per share purchase price equal to $0.001, shares of the Company's Common Stock upon the terms set forth therein (the "Current Option Pool Purchase Right");

     WHEREAS, in consideration of the Investor's waiver of the Current Option Pool Purchase Right, the Company shall sell and issue to the Investor 1,100,000 shares of its Common Stock in a private placement to occur concurrently with the closing of the IPO;

     WHEREAS, the waiver of the Current Option Pool Purchase Right shall be effective immediately upon the consummation of the transactions contemplated herein;

     WHEREAS, the Investor desires to purchase such shares on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF STOCK.

          1.1 SALE AND ISSUANCE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Closing 1,100,000 shares of Common Stock (the "Shares") at a per share purchase price equal to $0.001 (the "Purchase Price"). The aggregate purchase price of the Shares shall be $1,100.

          1.2 CLOSING. The purchase and sale of the Shares shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02129, concurrently with the closing of the Company's IPO as contemplated by the Company's Registration Statement on Form S-1 (File No. 333-111157), as amended, and the Underwriting Agreement, dated the date hereof, by and between the Company and the Representatives of the Several Underwriters named therein (the "Underwriting Agreement") (which time and place are designated as the "Closing"). The date of the Closing is referred to herein as the "Closing Date".

          1.3 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will cause to be delivered to the Investor a facsimile certificate representing the number of Shares to be purchased at the Closing by the Investor and the Company will cause its transfer agent to promptly deliver such certificate to the Investor not later than one business day after the Closing Date, against receipt from the Investor of the Purchase Price for the Shares by wire transfer made payable to the order of the Company.

          1.4 FURTHER ASSURANCES. The Company and the Investor hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

          2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure so to qualify would have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its subsidiaries, taken as a whole, other than changes, effects or circumstances (i) that are the result of factors generally affecting the pharmaceutical industry or (ii) that are attributable to the announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement (a "Material Adverse Effect").

          2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered by the Company and each other party thereto will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by public policy and laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.3 VALID ISSUANCE OF THE SHARES. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer imposed by or through the Company other than restrictions on transfer under this Agreement or the Lock-Up Agreement, dated June 11, 2004, by and between the Investor and the Representatives of the Several Underwriters named therein.

          2.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company, except such filings as have been made prior to the Closing and except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

          2.5 OFFERING. Based in part on the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.6 ENVIRONMENTAL AND SAFETY LAWS.

          (A) Neither the Company nor any Subsidiary (as defined below) is in material violation of any Environmental Law (as defined below) and, to its knowledge, no material expenditures are or will be required in order to comply with any Environmental Law. As used in this Agreement, "Environmental Law" shall mean any applicable federal, state and local law, ordinance, rule or regulation of any nation or government whether federal, state, municipal, local, provincial, regional or other political subdivision thereof that regulates, fixes liability for, or otherwise relates to, the environment or workplace health and safety, including, without limitation, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage presence, actual Release (as defined below) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any Hazardous Materials (as defined below). The term "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment. The term "Subsidiary" shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

          (B) Neither the Company nor any Subsidiary has used, generated, manufactured, refined, treated, transported, stored, handled, transferred, produced, processed or Released any Hazardous Materials on, from or affecting any Property (as defined below) in any manner or by any means in material violation of any Environmental Laws and, to the Company's knowledge, there is no threat of such use, generation, manufacture, refining, treatment, transportation, storage, handling, transfer, production, processing or Release. As used herein, the term "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased or otherwise used by the Company or any Subsidiary or as to which the Company or such Subsidiary now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Company or any Subsidiary may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such Subsidiary or their predecessors, or because the Company or any such Subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities. The term "Hazardous Materials" shall mean any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances, pollutants, contaminants, or other materials regulated or defined as such by Environmental Laws.

          (C) The Company has not received written notice that it or any Subsidiary is a party potentially responsible for environmental cleanup costs incurred at a site or for corrective action under any Environmental Laws. The Company has not received any written requests for information in connection with any inquiry by any Governmental Entity (as defined below) concerning disposal sites or other environmental matters. The term "Governmental Entity" shall mean any federal, state, local, municipal or foreign court of competent jurisdiction, governmental agency, authority, instrumentality, regulatory body, stock market or stock exchange.

          (D) The stockholders of the Company have had no control over, or authority with respect to, and have not exercised control over the waste disposal operations of the Company or any Subsidiary. The Company has not exercised control over the waste disposal operations of any Subsidiary.

          2.7 INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          2.8 REGISTRATION STATEMENT. The Registration Statement on Form S-1 (File No. 333-111157) (the "Registration Statement") conforms, and its final prospectus in the form first filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus") and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company assumes full responsibility for the accuracy and completeness of all information included in the Registration Statement and acknowledges that the Investor has relied upon the Registration Statement in entering into this Agreement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use in the Registration Statement.

          2.9 STANDSTILL AGREEMENT. The transactions contemplated by this Agreement (i) have been approved by a majority of the Independent Directors (as defined in the Stockholders' Agreement) and (ii) do not violate the provisions of Section 3.4 of the Stockholders' Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder at the Closing has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares to be purchased by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          3.3 RECEIPT OF INFORMATION. The Investor believes the Investor has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4 INVESTMENT EXPERIENCE. The Investor represents that the Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Shares.

          3.5 ACCREDITED INVESTOR. The Investor either (i) is an "accredited investor" (as defined in Regulation D under the Securities Act) or (ii) is a "non-U.S. person" (as defined in Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of any U.S. Person.

          3.6 RESTRICTED SECURITIES. The Investor understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, the Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

          3.7 LEGENDS. To the extent applicable, each certificate evidencing any of the Shares shall be endorsed with the legends set forth below:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

     4. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if the Investor does not consent in writing thereto:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. An officer of the Company shall have provided the Investor an executed certificate certifying that the representations and warranties of the Company contained in Section 2 are true and correct as of the date of the Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. An officer of the Company shall have provided the Investor an executed certificate certifying that the conditions specified in this Section 4.2 have been fulfilled.

          4.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.4 CONSUMMATION OF THE IPO. The IPO shall have been consummated and the First Time of Delivery (as defined in the Underwriting Agreement) shall have occurred.

          4.5 CAPITAL STOCK. Upon the consummation of the IPO, the Company shall have sold 4,600,000 shares of its Common Stock in the IPO at a price per share of fourteen dollars ($14.00). Following the consummation of the IPO, 47,780,018 shares of the Company's Common Stock shall be outstanding and, after giving effect to the purchase of the Shares pursuant to this Agreement, the Investor shall own not less than 54% of the voting stock of the Company. An officer of the Company shall have provided the Investor an executed certificate certifying that each condition set forth in this Section 4.5 is true and correct as of the date of the Closing.

          4.6 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT. The Amended and Restated Stockholders' Agreement (in substantially the form filed as Exhibit
10.26 to the Registration Statement) shall be in full force and effect as of the Closing.

          4.7 MATERIAL ADVERSE EFFECT. There shall not have occurred any event, occurrence, or circumstance which has had or could be reasonably likely to have a Material Adverse Effect.

          4.8 LEGAL OPINION. The Investor shall have received from Wilmer Cutler Pickering Hale and Dorr LLP such firm's opinion addressed to the Investor and dated the Closing Date, which shall be substantially in the form attached hereto as Exhibit A.

          4.9 ABSENCE OF LITIGATION. There shall be no injunction, action, suit proceeding or investigation pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or the right of the Company or the Investor to enter into this Agreement or to consummate the transaction contemplated hereby.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Company if the Company does not consent in writing thereto:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. An officer of the Investor shall have provided the Company an executed certificate certifying that the representations and warranties of the Investor contained in Section 3 of this Agreement are true and correct as of the date of the Closing.

          5.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.3 PERFORMANCE. The Investor shall have performed and complied with in all material respects all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. An officer of the Investor shall have provided the Company an executed certificate certifying that the conditions specified in this Section
5.3 have been fulfilled.

          5.4 ABSENCE OF LITIGATION. There shall be no injunction, action, suit proceeding or investigation pending or currently threatened against the Company or the Investor which questions the validity of this Agreement or the right of the Company or the Investor to enter into this Agreement or to consummate the transaction contemplated hereby.

     6. MISCELLANEOUS.

          6.1 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter hereof and thereof.

          6.2 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          6.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of the Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, the Investor's rights and obligations under this Agreement may be assigned to an Affiliate (as defined in the Amended and Restated Stockholders' Agreement), provided that the Company is given at least one (1) business day prior written notice of the assignment by the Investor.

          6.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to conflicts of laws principles.

          6.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.7 NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery. Unless otherwise provided in writing to the other party, all notices shall be sent to the following addresses:

     NOVARTIS PHARMA AG
     Lichtstrasse 35
     CH-4002 Basel
     Switzerland
     Attention: Chief Executive Officer
     Telecopy: 41-61-324-6677

     With a copy to (which shall not constitute notice):

          NOVARTIS PHARMA AG
          Lichtstrasse 35
          CH-4002 Basel
          Switzerland
          Attention: General Counsel
          Telecopy: 41-61-324-6859

          DEWEY BALLANTINE LLP
          1301 Avenue of the Americas
          New York, NY 10019
          Attention: Morton A. Pierce, Esq.
          Facsimile: (212) 259-6333

     IDENIX PHARMACEUTICALS, INC.
     60 Hampshire Street
     Cambridge, Massachusetts 02139
     Attention: Chief Executive Officer
     Telecopy: (617) 995-9801

     With a copy to (which shall not constitute notice):

          IDENIX PHARMACEUTICALS, INC.
          60 Hampshire Street
          Cambridge, Massachusetts 02139
          Attention: General Counsel
          Telecopy: (617) 995-9801

          WILMER CUTLER PICKERING HALE AND DORR LLP
          60 State Street
          Boston, MA 02129
          Attention: Susan W. Murley, Esq.
          Telecopy: (617) 526-5000

          6.8 FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

     The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

     The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.9 EXPENSES. Irrespective of whether the Closing is effected, each party hereto shall pay all costs and expenses incurred by them with respect to the negotiation, execution, delivery and performance of this Agreement.

          6.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          6.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party to be charged. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company.

          6.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.13 INDEMNIFICATION. The Company shall indemnify, defend and hold the Investor and the Investor's directors, officers, employees, agents and affiliates harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of the Company contained herein or in any certificate provided by the Company pursuant to this Agreement. The foregoing indemnification shall survive the termination of this Agreement for any reason.

          6.14 REMEDIES. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or any action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative an not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise or any right, power or remedy or a party hereunder shall preclude any other or further assertion or exercise thereof.

     IN WITNESS WHEREOF, the parties hereto have executed the PAR VALUE STOCK PURCHASE AGREEMENT as of the date first written above:

IDENIX PHARMACEUTICALS, INC.            NOVARTIS PHARMA AG


By:  /s/ Andrea Corcoran                   By: /s/ Robert E. Pelzer
    ---------------------------------          ---------------------------------
Name:  Andrea Corcoran                     Name:  Robert E. Pelzer
      -------------------------------            -------------------------------
Title: Exec. VP, Legal & Administration    Title:  General Counsel
       ------------------------------             ------------------------------


                                           By:  /s/ Joseph E. Mamie
                                               ---------------------------------
                                           Name:  Joseph E. Mamie
                                                 -------------------------------
                                           Title:  Head Operational Treasury
                                                  ------------------------------

                                    EXHIBIT A
                               FORM OF OPINION OF
                   WILMER CUTLER PICKERING HALE AND DORR, LLP

July ___, 2004

Novartis Pharma AG
Lichtstrasse 35
CH-4002 Basel
Switzerland

          Re: Idenix Pharmaceuticals, Inc. Stock Sales

Ladies and Gentlemen:

     This opinion is being furnished pursuant to (i) Section 4.9 of the Concurrent Private Placement Stock Purchase Agreement, dated as of July ___, 2004 (the "CPP Agreement"), by and between Idenix Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Novartis Pharma AG (the "Purchaser") and (ii) Section 4.8 of the Par Value Stock Purchase Agreement (the "PV Agreement", and, together with the CPP Agreement, the "Agreements"), dated as of July ___, 2004, by and among the Company and the Purchaser. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreements.

     We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreements. As such counsel, we have examined and are familiar with and have relied upon the following documents:

     (a) the Restated Certificate of Incorporation and Amended and Restated By-laws, each as amended to date, of the Company;

     (b) a Certificate of the Secretary of State of the State of Delaware, dated July ___, 2004, attesting to the continued legal existence and corporate good standing of the Company in Delaware (the "Delaware Certificate");

     (c)  the Agreements;

     (d) an Officer's Certificate from the Company, dated as of the date hereof (the "Officer's Certificate"), attesting to the Company's charter and by-laws, certain resolutions adopted by the Board of Directors of the Company, the incumbency of certain officers of the Company, and as to certain other matters; and

     (e) such other records of meetings, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

     In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

     In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Purchaser and the Company in the Agreements. We have not attempted to verify independently such facts. In connection with the preparation of this letter, we have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

     For purposes of this opinion, we have assumed that the Agreements have been duly authorized, executed and delivered by all parties thereto other than the Company, and that all such other parties have all requisite power and authority to effect the transactions contemplated by the Agreements. We have also assumed that each Agreement is the valid and binding obligation of each party thereto other than the Company and is enforceable against such other parties in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Agreements other than the Company.

     For purposes of this opinion we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated by the Agreements.

     Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We are expressing no opinion herein with respect to compliance by the Company with state securities or "blue sky" laws, or United States federal securities laws, or with any state or federal securities antifraud laws.

     We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Agreements on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Agreements may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

     Our opinion expressed in paragraph 1 below, insofar as it relates to the due organization, valid existence and good standing of the Company, is based solely on the Delaware Certificate and is limited accordingly, and, as to such matters, our opinion is rendered as of the date of such certificate. We express no opinion as to the tax good standing of the Company in any jurisdiction.

     For purposes of our opinions in paragraphs 4 and 5 below, we have relied upon representations made by the Purchaser in Section 3 of each of the Agreements, and have assumed (without any independent investigation) the accuracy of such representations.

     We are opining herein solely as to the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We note that the Agreements state that they are governed by Delaware law.

     For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Agreements will be identical to the facts and law governing its performance on the date of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business and to own, lease and operate its properties as such business and properties are described in the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-111157) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 15, 2003, as filed with the Commission pursuant to Rule 424(b) of the Securities Act on July ___, 2004, to enter into and perform its obligations under each of the Agreements, and to carry out the transactions contemplated by the Agreements.

     2. The Shares have been duly authorized by all necessary corporate action on the part of the Company; and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of each of the Agreements, will be duly and validly issued, fully paid and non-assessable.

     3. The execution and delivery by the Company of each of the Agreements, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and each of the Agreements has been duly executed and delivered by the Company. Each of the Agreements constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. The execution and delivery by the Company of the Agreements, and the consummation by the Company of the transactions contemplated thereby and the issuance of the Shares, do not and will not (A) conflict with or constitute a breach or violation of any of the terms or provisions of, or a default under, the Company's Restated Certificate of Incorporation or Amended and Restated By-laws, in each case as in effect as of the time of the execution and delivery of the Agreements and as in effect on the date hereof, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party and that is filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-111157) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 15, 2003, and pre-effective amendments numbered 1, 2, 3, 4 and 5 thereto, or (B) except with respect to United States federal or Massachusetts state securities laws, violate or conflict with any United States federal or Massachusetts state law, rule or regulation that in our experience is normally applicable in transactions of the type contemplated by the Agreements, the Delaware General Corporation Law statute, or any judgment, order or decree specifically naming the Company or Idenix (Massachusetts), Inc. of which we are aware.

     5. No consent, approval, authorization or other order of, or qualification with, any United States federal or Massachusetts state governmental authority or agency is necessary for the issuance, sale and delivery of the Shares by the Company to Novartis pursuant to each of the Agreements, except such as have been made or obtained (other than the filing of a Form D under the Securities Act of 1933, as amended, and the filings under applicable state securities laws).

     This opinion is provided to the Purchaser as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

     This opinion is rendered only to the Purchaser and is solely for the benefit of the Purchaser in connection with the transactions contemplated by the Agreements. This opinion may not be relied upon by the Purchaser for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Best regards,

WILMER CUTLER PICKERING
HALE AND DORR LLP


By:
    ---------------------------------
                  , a Partner
    --------------